Exhibit 10I

BASSETT FURNITURE INDUSTRIES, INCORPORATED

1997 EMPLOYEE STOCK PLAN

FORM STOCK OPTION AWARD AGREEMENT

GRANTED TO	GRANT DATE	NUMBER OF SHARES	OPTION PRICE PER SHARE	SOCIAL SECURITY NUMBER

EXPIRATION DATE

This Stock Option Award Agreement is made between Bassett Furniture Industries, Incorporated, a Virginia corporation (“Bassett”), and you, an employee of Bassett or one of its Subsidiaries.

Bassett sponsors the Bassett Furniture Industries, Incorporated 1997 Employee Stock Plan (the “Plan”). A Prospectus describing the Plan is enclosed as Exhibit A. The Plan itself is available upon request, and its terms and provisions are incorporated herein by reference. When used herein, the terms which are defined in the Plan shall have the meanings given to them in the Plan.

In recognition of the value of your contributions to Bassett, you and Bassett mutually covenant and agree as follows:

1.	Subject to the terms and conditions of the Plan and this Agreement, Bassett grants to you the Option to purchase from Bassett the above-stated number of Shares of Bassett Common Stock at the Option Price per share stated above. This Option is not intended to be an Incentive Stock Option. By signing this Agreement you acknowledge having read the Prospectus and agree to be bound by all of the terms and conditions of the Plan.

2.	This Option vests and is exercisable by you as described on Exhibit B attached hereto and incorporated herein by reference. The manner of exercising the Option and the method for paying the applicable Option Price shall be as set forth in the Plan. Any applicable withholding taxes must also be paid by you in accordance with the Plan. Shares issued upon exercise of the Option shall be issued solely in your name.

3.	In the event of your termination of employment with Bassett and its Subsidiaries, this Option shall expire on the earlier of the Expiration Date stated above or the following cancellation date depending on the reason for termination:

Reason for Termination	Cancellation Date
Death or Disability	12 months from termination date
Retirement	36 months from date of Retirement
Voluntary termination by you with written consent of Bassett	90 days from termination date
All other termination	termination date

In the case of death or Disability, the Option shall become fully vested and exercisable on the date of such event and shall remain fully exercisable for the applicable period set forth above.

For purposes of this Agreement, “Retirement” means termination of employment (other than due to death or Disability) after you attain age sixty-five (65), or earlier if you retire early with Bassett’s consent. In the case of Retirement, this Option shall become fully vested on the date of your Retirement, and shall be exercisable by you for the applicable period set forth above.

In the case of your voluntary termination of employment with the written consent of Bassett, the Option shall remain exercisable during the applicable period to the extent vested and exercisable as of the date of termination, but the Option shall not become vested and exercisable with respect to any portion of the Option that has not vested pursuant to the schedule on Exhibit B as of the date of termination. In the case of any other termination, the Option shall terminate and be forfeited as of your employment termination date.

If the Option is exercisable following your death, the Option shall be exercisable by such person empowered to do so under your will, or if you fail to make a testamentary disposition of the Option or shall have died intestate, by your executor or other legal representative.

4.	You agree that, upon request, you will furnish a letter agreement providing (i) that you will not distribute or resell in violation of the Securities Act of 1933, as amended, any of the Shares acquired upon your exercise of the Option, (ii) that you indemnify and hold Bassett harmless against all liability for any such violation and (iii) that you will accept all liability for any such violation.

5.	The existence of this Option shall not affect in any way the right or power of Bassett or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Bassett’s capital structure or its business, or any merger or consolidation of Bassett, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Bassett, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

6.	Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax or by mail, postage prepaid, to such address and directed to such person as Bassett may notify you from time to time; and to you at your address as shown on the records of Bassett from time to time, or at such other address as you, by notice to Bassett, may designate in writing from time to time.

IN WITNESS WHEREOF, Bassett has caused this Stock Option Award Agreement to be executed by its duly authorized officer, and you have hereunto set your hand and seal, all effective as of the Grant Date stated above.

BASSETT FURNITURE INDUSTRIES, INCORPORATED	EMPLOYEE

By:		[SEAL]
Name:
Title:

BASSETT FURNITURE INDUSTRIES, INCORPORATED

1997 EMPLOYEE STOCK PLAN – Exhibit B

Vesting and Exercise of Nonqualified Stock Option

Subject to the provisions of paragraph 3 of the Stock Option Award Agreement, the Option shall vest and become exercisable by you on                                  if you remain employed with Bassett through that date. To the extent the Option is not vested on the date you terminate employment, it shall be immediately terminated and forfeited on such date. To the extent the Option is vested on the date you terminate employment, whether it is exercisable after your termination of employment and, if so, for how long shall be determined in accordance with the provisions of paragraph 3 of the Award Agreement. The Option Award and the Stock Option Award Agreement do not constitute an employment contract and do not guarantee employment for the length of the vesting schedule or for any portion thereof.

This Option shall be deemed exercised, and stock certificates for the shares covered by such exercise shall be delivered, only upon receipt by the Company at Bassett, Virginia, of a written notice signed by you stating your intention of thereby exercising the option and the number of shares as to which the option is being exercised, together with payment in full of the purchase price. Your written notice must be substantially the same in content as the form letter attached hereto as EXHIBIT B-1, or in such other form as the Company may prescribe. You cannot exercise this option for less than 100 shares at any time unless such lesser number is the total number of shares for which the option is exercisable at such time. The full aggregate option price of the shares covered by your exercise of this option shall be paid in cash or equivalent.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

1997 EMPLOYEE STOCK PLAN – Exhibit B-1

Bassett Furniture Industries, Inc.

Post Office Box 626

Bassett, Virginia 24055

Attention: Corporate Secretary

Re:	Notice of Exercise of Stock Option

Dear Sir or Madam:

Pursuant to the Bassett Furniture Industries, Incorporated 1997 Employee Stock Plan (the “Plan”) and the Stock Option Award Agreement dated                     , I hereby elect to exercise my option to the extent required to purchase                      shares of $5.00 par value Common Stock of Bassett Furniture Industries, Incorporated (the “Company”), at and for the price of $                 per share.

I enclose herewith a check in the sum of $                     which is payment in full for the shares of Common Stock. You are requested to prepare and deliver to me one certificate representing the shares.

I hereby represent that I have received a copy of the Annual Report of the Company for its most recent fiscal year.

Very truly yours,

Dated:
Optionee’s signature